CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-39890) of our report dated January 9, 2002 relating to the financial statements of MGIC Investment Corporation, which appears in this Current Report on Form 8-K dated March 13, 2002.


PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
March 13, 2002